SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-AYDIN CORP

          MJG ASSOCIATES, INC.

                                 4/15/99            3,000-           13.5000
          GABELLI FOUNDATION
                                 4/15/99           30,000-           13.5000
          GABELLI INTERNATIONAL LTD
                                 4/15/99           10,000-           13.5000
          GABELLI FUNDS, LLC
               THE GABELLI ABC FUND
                                 4/15/99           75,000-           13.5000
          GAMCO INVESTORS, INC.
                                 4/15/99           66,000-           13.5000
                                 3/18/99            1,500            13.0000
          GABELLI ASSOCIATES LTD
                                 4/15/99           45,000-           13.5000
                                 4/15/99            3,000-           13.5000
          GABELLI ASSOCIATES FUND
                                 4/15/99          140,000-           13.5000
                                 4/09/99           40,000            13.3672
          GABELLI ADVISERS
                                 4/15/99           20,000-           13.5000




          (1) THE TRANSACTIONS ON 4/15/99 WERE IN CONNECTION WITH THE TENDER OFFER DESCRIBED IN ITEM 5(A) OF THIS AMENDMENT TO SCHEDULE 13D. ALL OTHER TRANSACTIONS WERE EFFECTED
              ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.